EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Topps Company, Inc.:


We hereby consent to the incorporation by reference in Registration Statement No. 33-17096 of The Topps Company, Inc. and Subsidiaries on Form S-8 of our report dated March 27, 1996, appearing in this Annual Report on Form 10-K of The Topps Company, Inc. and Subsidiaries for the year ended March 2, 1996.



Deloitte & Touche LLP
New York, New York
May 24, 1996